UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 27, 2006
Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT		06156
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(860) 273-0123
Former name or former address, if changed since last report:
Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On September 27, 2006, Aetna Inc. (“Aetna”) and John W. Rowe, M.D., Aetna’s Executive Chairman, executed a consulting agreement in connection with Dr. Rowe’s retirement from Aetna. The agreement became effective October 1, 2006, the effective date of Dr. Rowe’s retirement from Aetna. The material terms of the agreement are described in Item 1.01 of Aetna’s Current Report on Form 8-K filed on January 4, 2006, which description is incorporated herein by reference.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As previously reported by Aetna in its Current Report on Form 8-K filed on April 27, 2006, Aetna’s Executive Chairman, John W. Rowe, M.D., retired from Aetna and from Aetna’s Board of Directors (the “Board”) effective October 1, 2006. Also effective October 1, 2006, Chief Executive Officer and President Ronald A. Williams was appointed Chairman of the Board and Chairman of the Board’s Executive Committee. Mr. Williams has served as Aetna’s Chief Executive Officer since February 14, 2006 and its President since May 27, 2002.
On September 29, 2006, in connection with Dr. Rowe’s retirement, the Board voted to reduce the size of the Board from 13 Directors to 12 effective October 1, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.

Date: October 2, 2006	By:	/s/ Ronald M. Olejniczak

Name: Ronald M. Olejniczak
Title: Vice President and Controller